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                                                      Registration No. 333-09157


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8


                         AMENDED REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 NETMANAGE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       77-0252226
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)

                          10725 North De Anza Boulevard
                           Cupertino, California 95014
               (Address of principal executive offices) (Zip code)

                                 NETMANAGE, INC.
               SHARES ISSUABLE PURSUANT TO OUTSTANDING OPTIONS OF
              MAXIMUM INFORMATION, INC. ASSUMED BY NETMANAGE, INC.
                            (Full title of the plan)

                                    Zvi Alon
                        Chairman of the Board, President
                           and Chief Executive Officer
                                 NetManage, Inc.
                          10725 North De Anza Boulevard
                           Cupertino, California 95014
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/973-7171

This registration statement, including all exhibits and attachments, contains 11 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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
- -----------------------------------------------------------------------------------------

                             CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------
                                          Proposed        Proposed
Title of                                  maximum         maximum
securities              Amount            offering        aggregate          Amount of
to be                   to be             price per       offering           registration
registered              registered        share(1)         price(1)          fee
- -----------------------------------------------------------------------------------------

Common Stock              128,651          $2.03        $261,161.53            $100.00
Par Value $0.01
(including options
to acquire such
Common Stock)


- ---------------------
(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and subject to the minimum registration fee of $100 pursuant to Section 6(b) of the Securities Act of 1933, as amended. The price is computed on the basis of the exercise price.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         NetManage, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1995 as filed with the Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers


         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company's Certificate of Incorporation, as amended, provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for reach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for



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any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


         The Company has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.  Exemption From Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         (a) Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  Filing incorporating subsequent Exchange Act documents by reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Request for acceleration of effective date or filing of registration statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the

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opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on July 26, 1996.

                                      NetManage, Inc.



                                      By:  /s/ Zvi Alon
                                           ------------------------------------
                                           Zvi Alon, Chairman of the Board,
                                           President and Chief Executive
                                           Officer


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                                POWER OF ATTORNEY

            The officers and directors of NetManage, Inc. whose signatures appear below, hereby constitute and appoint Zvi Alon and Walter Amaral, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 26, 1996.


Signature                                Title
- -----------------------------------------------------------------------------


/s/ Zvi Alon
- -------------------------------
Zvi Alon                                 Chairman of the Board, President and
                                         Chief Executive Officer (Principal
                                         Executive Officer)
/s/ Walter D. Amaral
- -------------------------------
Walter D. Amaral                         Senior Vice President, Finance, and
                                         Chief Financial Officer (Principal
                                         Financial and Accounting Officer)
/s/ John Bosch
- -------------------------------
John Bosch                               Director


/s/ Uzia Galil
- -------------------------------
Uzia Galil                               Director



/s/ Shelley Harrison, Ph.D.
- -------------------------------
Shelley Harrison, Ph.D.                  Director



/s/ Darrell Miller
- -------------------------------
Darrell Miller                           Director


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                                  EXHIBIT INDEX

                                                                   Sequentially
                                                                  Numbered Page
                                                                  -------------

4.1         Amended Certificate of Incorporation of
            the Company is incorporated by reference to Exhibit 3.1 to the Company's
            Registration Statement on Form S-1 filed with the Securities and Exchange
            Commission effective July 24, 1993, as
            amended effective September 23, 1993


4.2         Bylaws of the Company is incorporated by                          --
            reference to Exhibit 3.2 to the Company's
            Registration Statement on Form S-1 filed with the Securities and Exchange
            Commission effective July 24, 1993, as
            amended effective September 23, 1993

5           Opinion re legality                                                9

23.1        Consent of Counsel (included in Exhibit 5)                        --

23.2        Consent of Arthur Andersen LLP                                    11

24          Power of Attorney (included in signature                          --
            pages to this registration statement)


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